UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2009

MOGGLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	333- 152050	35-2327649
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Presidential Boulevard
Suite 212
Bala Cynwyd, PA 19004

 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 463-4099

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Moggle, Inc. (“Moggle”) has entered into a professional services agreement (the “Agreement”)  with FXLabs Studios Private Limited (“FXLabs”) in order to assist Moggle in the development of its Massive Multiplayer Online Game Platform (the “Platform”) as well as the development of Massive Multiplayer Online Games (“MMOGs”) for use on the Platform . FXLabs, founded in 2004, maintains software development facilities in India and is engaged in the design and development of games for a variety of markets including the MMOG market. Pursuant to the Agreement, FXLabs will provide Moggle with software development services, art and /or game design assets, game design, project management, education and training and other services in connection with the Platform and MMOGs. Specific services under the Agreement will be provided through the execution by the parties of Statements of Work (“SOW”). The parties executed an initial SOW which has authorized FXLabs to commit six (6) software developers to the performance of development services with respect to the Platform and MMOG on behalf of Moggle through October 15, 2009.

On May 26, 2009, Moggle issued a press release with respect to the Agreement.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.     Financial Statements and Exhibits.

99.1 Moggle, Inc.  press release, dated May 26, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 26, 2009	MOGGLE, INC.

	By:	/s/ Ernest Cimadamore
	Name:	Ernest Cimadamore.
	Title:	Secretary and Chief Financial Officer

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